UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 13, 2019

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque,	Iowa	52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreements

Purchase and Assumption Agreement

Heartland Financial USA, Inc. ("Heartland") announced today that its wholly-owned subsidiary, Illinois Bank & Trust, a state bank organized under the laws of Illinois (“IB&T”), has entered into a Purchase and Assumption Agreement dated August 13, 2019 (the “Purchase Agreement”) with Rockford Bank and Trust Company, a state bank organized under the laws of Illinois (“RB&T”) and its parent company, QCR Holdings, Inc. (“QCRH”). Pursuant to the Purchase Agreement, IB&T will acquire substantially all of RB&T’s assets for a cash payment and assume substantially all of RB&T’s deposits and other liabilities (the “Acquisition”).

The cash amount to be paid by IB&T under the Purchase Agreement will be determined substantially by the following formula: (a) the “Purchase Price Premium,” plus (b) the aggregate net book value of the transferred assets, minus (c) the aggregate net book value of the assumed liabilities. The Purchase Price Premium is equal to: (i) 8% of RB&T’s tangible assets, multiplied by (ii) 0.345. Based on RB&T’s balance sheet as of June 30, 2019, the Purchase Price Premium would be $13.4 million and the total payment by IB&T to RB&T would be $59.2 million.

In the unlikely event that the formula above results in a negative number as of the closing date of the Acquisition, RB&T will pay IB&T the additive inverse amount of the negative number. The actual Purchase Price Premium and the payment made by IB&T or RB&T, as the case may be, to the other party will be determined based on the aggregate net book value of the assets of RB&T acquired by IB&T on the closing date, the aggregate net book value of the liabilities of RB&T assumed by IB&T on the closing date, and the actual Purchase Price Premium calculated as of the closing date.

Pursuant to a Guarantee dated as of August 13, 2019, QCRH has agreed to guarantee the representations, warranties, covenants and other obligations of RB&T under the Purchase Agreement. In addition, IB&T, RB&T and QCRH have entered into a Transition and Services Agreement dated August 13, 2019. Under the Transition and Services Agreement, RB&T and QCRH have agreed to administer and service certain assets and liabilities that will be transferred to IB&T pursuant to the Purchase Agreement until such time until such transferred assets and transferred liabilities can be converted to IB&T’s data processing and other related systems.

The Purchase Agreement contains customary representations, warranties and covenants by RB&T and IB&T, and customary conditions to their obligations to close the Acquisition. In addition, the closing of the Acquisition is subject to the receipt of federal and state regulatory approvals. Heartland anticipates that the Transaction will be completed in the fourth quarter of 2019, and that systems conversion will be completed in the first quarter of 2020.

The above description of the Purchase Agreement has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, which will be filed with Heartland’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Such description is not intended to provide any other factual information about Heartland, IB&T, RB&T, QCRH or their respective subsidiaries, affiliates or businesses. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purpose of allocating contractual risk between them that differs from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Heartland, IB&T, RB&T, QCRH or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by Heartland or QCRH. Accordingly, investors should read the representations and warranties in the Purchase Agreement not in isolation but only in conjunction with the other information about Heartland, IB&T, RB&T, QCRH and their respective subsidiaries and affiliates that Heartland and QCRH included in reports, statements and other filings they make with the Securities and Exchange Commission (“SEC”).

Rockford Bank & Trust

RB&T provides a broad range of banking services to consumer and commercial customers from two full-service banking centers in Rockford, Illinois. RB&T accepts various types of deposits, including time and demand deposits, checking and savings accounts, certificates of deposit, individual retirement accounts, NOW accounts and money market deposits. RB&T provides personal loans, small business loans, commercial real estate mortgage loans, residential mortgage loans, working capital financing and commercial real estate loans. In addition, RB&T offers wealth management services (including financial planning, private banking, trust and investment services), debit and credit cards, and online and mobile banking services. As of June 30, 2019, RB&T had approximately $523 million in total assets, approximately $423 million of gross loans outstanding, and approximately $453 million of deposits.

Additional Information and Where to Find It

Once filed with the SEC, the Purchase Agreement will be available at no charge at the SEC’s website (www.sec.gov) and Heartland’s website (www.htlf.com) or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial officer of Heartland, at (563) 589-1994.

Item 7.01 Regulation FD Disclosure

On August 13, 2019, Heartland and QCRH issued a joint press release announcing the execution of the Purchase Agreement. A copy of the press release announcing the Transaction is attached hereto as Exhibit 99.1. In addition, Heartland prepared an investor presentation dated August 13, 2019, which is attached hereto as Exhibit 99.2.

The press release and investor presentation referred to above are furnished pursuant to Item 7.01 as part of this Current Report on Form 8‑K and are not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 and the Securities Exchange Act of 1934, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

    99.1    Press Release, dated August 13, 2019.
    99.2    Investor Presentation, dated August 13, 2019.
104    Cover page formatted in Inline Extensible Business Reporting Language

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2019	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer